Filed pursuant to Rule 424(b)(2)

Registration Statement No. 333-128718

Pricing Supplement No. 5 Dated August 22, 2006

(To Prospectus dated December 9, 2005, and

Prospectus Supplement dated December 9, 2005)

CUSIP: 37247XAE2

ISIN: US37247XAE22

Genworth Life and Annuity Insurance Company

Secured Medium-Term Notes

Issued Through

Genworth Global Funding Trust 2006-D (the “Trust”)

The description in this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by Genworth Life and Annuity Insurance Company (“GLAIC”) to the Trust, supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1. The Notes

Principal Amount: $250,000,000.00	Agent(s) Discount: Variable, depending on re-offer price

Issue Price: Variable Price Re-offer	Original Issue Date: August 29, 2006

Net Proceeds to the Trust: $249,730,000.00	Stated Maturity Date: September 15, 2011

Specified Currency: U.S. Dollars

Interest Payment Dates: The 15th day of each March and September; provided, however, that the first Interest Payment Date shall be the Initial Interest Payment Date; provided, further, that the final Interest Payment Date shall be the Stated Maturity Date.

Initial Interest Payment Date: March 15, 2007

Regular Record Date: 15 calendar days prior to the Interest Payment Date

Type of Interest Rate:    ☒  Fixed Rate    ☐  Floating Rate

Fixed Rate Notes:    ☒  Yes    ☐  No. If Yes,

Interest Rate: 5.375%

Floating Rate Notes:    ☐  Yes    ☒  No. If Yes,

Floating Rate Notes:    ☐  Yes    ☒  No. If Yes,

Interest Rate:

Interest Rate Basis(es):

Floating Rate/Fixed Rate Notes:    ☐  Yes    ☒  No. If Yes,

Floating Interest Rate:

Interest Rate Basis(es):

Fixed Interest Rate:

Fixed Rate Commencement Date:

Fixed Rate/Floating Rate Notes:    ☐  Yes    ☒  No. If Yes,

Fixed Interest Rate:

Floating Interest Rate:

Interest Rate Basis(es):

Floating Rate Commencement Date:

Inverse Floating Rate Notes:    ☐  Yes    ☒  No. If Yes,

Fixed Interest Rate:

Floating Interest Rate:

Interest Rate Basis(es):

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Rate Basis(es). Check all that apply:

☐ CD Rate	☐ CMT Rate
☐ Commercial Paper Rate	☐ Eleventh District Cost of Funds Rate
☐ EURIBOR	☐ Federal Funds Rate
☐ LIBOR	☐ Prime Rate
☐ Treasury Rate

If LIBOR: ☐ LIBOR Reuters ☐ LIBOR Moneyline Telerate
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052: ☐ Weekly Average ☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Interest Reset Date(s):

Interest Rate Determination Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Calculation Agent, if any: Not applicable

Exchange Rate Agent, if any: Not applicable

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Notes:    ☐  Yes    ☒  No. If Yes,

Amortizing Schedule:

Additional/Other Terms:

Discount Notes:    ☐  Yes    ☒  No. If Yes,

Total Amount of Discount:

Initial Accrual Period of Discount:

Additional/Other Terms:

Redemption Provisions:    ☐  Yes    ☒  No. If Yes,

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction (if any):

Redemption:	☐ In whole only and not in part
☐ May be in whole or in part

Additional/Other Terms:

Repayment:    ☐  Yes    ☒  No. If Yes,

Repayment Date(s):

Repayment Price:

Repayment:    ☐  In whole only and not in part

☐  May be in whole or in part

Additional/Other Terms:

Sinking Fund (not applicable unless specified): Not applicable

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified): Not applicable

Securities Exchange Listing:    ☐  Yes    ☒  No. If Yes, Name of Exchange: Not applicable

Authorized Denominations: $1,000 and any integral multiple of $1,000 in excess thereof

Ratings: The Notes issued under the Program are rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). GLAIC expects the Notes to be rated Aa3 by Moody’s Investors Service, Inc. (“Moody’s”).

Agent(s) Purchasing Notes as Principal:    ☒  Yes    ☐  No. If Yes,

Agent(s)	Principal Amount
Deutsche Bank Securities Inc. (DTC #573)	$125,000,000
Goldman Sachs Group, Inc.	$125,000,000

Total:	$250,000,000

Agent(s) Acting as Agent:    ☐  Yes    ☒  No. If Yes,

Agent(s)	Principal Amount

Total:

Jurisdiction of Organization of the Trust: Illinois

Additional/Other Terms, if any: Not applicable

Special Tax Considerations, if any: Not applicable

2. The Funding Agreement

Funding Agreement Issuer: Genworth Life and Annuity Insurance Company

Funding Agreement No.: GS-I6004

Deposit Amount: $250,000,015.00

Issue Price: 99.962%

Net Deposit Amount: $249,730,000.00

Effective Date: August 29, 2006

Stated Maturity Date: September 15, 2011

Specified Currency: U.S. Dollars

Interest Payment Dates: The 15th day of each March and September; provided, however, that the first Interest Payment Date shall be the Initial Interest Payment Date; provided, further, that the final Interest Payment Date shall be the Stated Maturity Date.

Initial Interest Payment Date: March 15, 2007

Type of Interest Rate:    ☒  Fixed Rate    ☐  Floating Rate

Fixed Rate Funding Agreement:    ☒  Yes    ☐  No. If Yes,

Interest Rate: 5.375%

Floating Rate Funding Agreement:    ☐  Yes    ☒  No. If Yes,

Floating Rate Funding Agreement:    ☐  Yes    ☒  No. If Yes,

Interest Rate:

Interest Rate Basis(es):

Floating Rate/Fixed Rate Funding Agreement:    ☐  Yes    ☒  No. If Yes,

Floating Interest Rate:

Interest Rate Basis(es):

Fixed Interest Rate:

Fixed Rate Commencement Date:

Fixed Rate/Floating Rate Funding Agreement:    ☐  Yes    ☒  No. If Yes,

Fixed Interest Rate:

Floating Interest Rate:

Interest Rate Basis(es):

Floating Rate Commencement Date:

Inverse Floating Rate Funding Agreement:    ☐  Yes    ☒  No. If Yes,

Fixed Interest Rate:

Floating Interest Rate:

Interest Rate Basis(es):

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Rate Basis(es). Check all that apply:

☐ CD Rate	☐ CMT Rate
☐ Commercial Paper Rate	☐ Eleventh District Cost of Funds Rate
☐ EURIBOR	☐ Federal Funds Rate
☐ LIBOR	☐ Prime Rate
☐ Treasury Rate

If LIBOR: ☐ LIBOR Reuters ☐ LIBOR Moneyline Telerate
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052: ☐ Weekly Average ☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Interest Reset Date(s):

Interest Rate Determination Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Calculation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Funding Agreement:    ☐  Yes    ☒  No. If Yes,

Amortizing Schedule:

Additional/Other Terms:

Discount Funding Agreement:    ☐  Yes    ☒  No. If Yes,

Total Amount of Discount:

Initial Accrual Period of Discount:

Additional/Other Terms:

Redemption Provisions:    ☐  Yes    ☒  No. If Yes,

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction (if any):

Redemption:	☐ In whole only and not in part
☐ May be in whole or in part

Additional/Other Terms:

Repayment:    ☐  Yes    ☒  No. If Yes,

Repayment Date(s):

Repayment Price:

Repayment:    ☐  In whole only and not in part

  ☐  May be in whole or in part

Additional/Other Terms:

Sinking Fund (not applicable unless specified): Not applicable

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified): Not applicable

Ratings: The Funding Agreement issued under the Program is rated AA- by S&P.

GLAIC expects the Funding Agreement to be rated Aa3 by Moody’s.

Additional/Other Terms, if any: Not applicable

Special Tax Considerations, if any: Not applicable